Investor Relations Contact:
Brian Ritchie - FD
212-850-5683
brian.ritchie@fd.com

Corporate Communications Contact:
John Procter – Gibraltar Associates
202-879-5808
jprocter@gibraltar-llc.com

Press Release_____________________________________

NASDAQ'S TEMPORARY SUSPENSION OF MINIMUM BID CLOSING PRICE RULES EXTENDS INSMED'S COMPLIANCE DATE TO MARCH 20, 2009

RICHMOND, VA., October 22, 2008 - Insmed Inc. (NASDAQ CM: INSM), a developer of follow-on biologics and biopharmaceuticals, today announced that as a result of the recently disclosed temporary suspension of NASDAQ’s minimum bid closing price rule (the “Minimum Bid”), NASDAQ has informed Insmed that the Company now has until March 20, 2009 to comply with The Minimum Bid requirements.

Insmed must evidence a closing bid price of $1.00 or more for a minimum of 10 consecutive business days prior to March 20, 2009 in order to remain listed on The NASDAQ Stock Market.

As previously disclosed, the Special Meeting of Shareholders planned for November 24, 2008 seeking shareholder approval of a reverse split, should the Company need it, has been postponed until further notice.

About Insmed
Insmed Inc. is a biopharmaceutical company with unique protein process development and manufacturing experience and a proprietary protein platform aimed at niche markets with unmet medical needs.  For more information, please visit www.insmed.com

Forward-Looking Statements
This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements in this release, including statements relating to planned clinical study design, regulatory and business strategies, strategic alternatives, plans and objectives of management and growth opportunities for existing or proposed products, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. The risks and uncertainties include, without limitation, risks that strategic alternatives may never be consummated, product candidates may fail in the clinic or may not be successfully marketed or manufactured, we may lack financial resources to complete development of product candidates, the FDA may interpret the results of studies differently than us, competing products may be more successful, demand for new pharmaceutical products may decrease, the biopharmaceutical industry may experience negative market trends, our entrance into the follow-on biologics market may be unsuccessful,  we may be unable to secure an appropriate business partner for our follow-on biologics business, our common stock could be delisted from The NASDAQ Capital Market and other risks and challenges detailed in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. Readers are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.